AMENDMENT NO. 1 TO
MASTER SERVICES AGREEMENT

This Amendment No. 1 ("*Amendment*") is made effective as of February 12, 2025 ("*Amendment Effective Date*") by and between Societal CDMO, Inc., a Pennsylvania corporation, with its principal place of business at 1300 Gould Dr., Gainesville, GA 30504 (collectively with each of its Affiliates, "*Societal CDMO*") and Cingulate Therapeutics LLC, a Delaware limited liability company with its principal place of business at 1901 W. 47th Place, 3rd Floor, Kansas City, Kansas 66205 (the "*Client*"). Societal CDMO and Client may be individually referred to herein as a "Party" or may be collectively referred to herein as the "*Parties*".

The Parties entered into that certain Master Services Agreement dated effective October 24, 2022, (the "*Agreement*"). The Parties now desire to amend the Agreement upon the terms and conditions noted below.

In consideration of the mutual covenants and premises contained in this Amendment, the receipt and sufficiency of which are hereby expressly acknowledged, the Parties hereby agree as follows:

1. **Section 1.3** of the Agreement is hereby deleted in its entirety and replaced with the following:

   1.3. "Affiliate" means (a) in the case of Client, any person, firm, trust, partnership, corporation, company or other entity or combination thereof which, directly or indirectly, (i) controls a Party, (ii) is controlled by a Party, or (iii) is under common control with a Party, and (b) in the case of Societal CDMO, any person that directly controls Societal CDMO or is a subsidiary of Societal CDMO. For the purposes of this definition, the terms "control" and "controlled" means ownership of fifty percent (50%) or more, including ownership by trusts with substantially the same beneficial interests, of the voting and equity rights of such person, firm, trust, partnership, corporation, company or other entity or combination thereof or the power to direct the management of such person, firm, trust, partnership, corporation, company or other entity or combination thereof. For clarity, references in this Agreement to Societal CDMO's Affiliates includes CoreRx, Inc., and the subsidiaries of Societal CDMO, Inc.

2. The notice address for Societal CDMO in **Section 13.6** of the Agreement is hereby deleted in its entirety and replaced with the following:

   Bend Bioscience
   c/o CoreRx, Inc.
   ATTN: Chief Commercial Officer
   14205 Myerlake Circle
   Clearwater, Florida 33760

   With a copy to:
   Bend Bioscience
   c/o CoreRx, Inc.
   ATTN: Legal Department
   14205 Myerlake Circle
   Clearwater, Florida 33760
   Email: legal@corerxphartma.com

3. **Section 13.7** of the Agreement is hereby deleted in its entirety and replaced with the following:

13.7 Confidentiality.

13.7.1 Definition. For purpose of this Agreement, "***Confidential Information***" means any information that is treated as confidential by a Party, whether in oral, written, electronic, or other form or media, whether or not such information is marked, designated, or otherwise identified as "confidential", and includes any information that due to the nature of its subject matter or circumstances surrounding its disclosure, would reasonably be understood to be non-public, confidential, or proprietary, including, without limitation: (i) all information concerning product information, compounds, ingredients, formulae, specification, chemical, pharmacological, pricing, financial related, employment related, regulatory or legally sensitive business information, practices, procedures, reports, or commercial strategies; (ii) all information concerning unpatented inventions, ideas, methods, discoveries, know-how, trade secrets, unpublished patent applications, invention disclosures, invention summaries, and other confidential intellectual property; (iii) all notes, analyses, compilations, reports, forecasts, studies, samples, data, statistics, summaries, interpretations, and other materials that contain, are based on, or otherwise reflect or are derived from, any of the foregoing in whole or in part. Confidential Information does not include information that:

a. was already known by or in the possession of the receiving Party or its Affiliates without restriction on use or disclosure before the receipt of such information directly or indirectly from or on behalf of the disclosing Party;
b. is independently developed by the receiving Party, as established by documentary evidence, without reference to or use of any of the disclosing Party's Confidential Information;
c. is or becomes generally known by the public other than as a result of any breach of this Agreement, or other wrongful act, of the receiving Party or its Agents; or
d. is or becomes available to the receiving Party from a third party who was not, to receiving Party's knowledge, under an obligation to the disclosing Party to maintain the confidentiality of such information.

13.7.2 Use of Confidential Information. Each Party shall not use the other Party's Confidential Information, or permit it to be accessed or used, for any purpose other than to exercise its rights or perform its obligations under this Agreement. Each Party shall maintain the other Party's Confidential Information in confidence, using the same degree of care, but no less than reasonable care, as it uses to protect its own Confidential Information. The receiving Party shall not disclose the disclosing Party's Confidential Information to any person or entity, except to its Affiliates, employees, directors, officers, consultants, agents or contractors who (a) have a need to know such Confidential Information to assist such Party, or act on its behalf, to exercise its rights or perform its obligations under this Agreement, and (b) are bound by confidentiality obligations no less stringent than those stated herein (collectively, the "***Agents***"). The receiving Party shall be liable for any failure of any of its Agents to (y) maintain the confidentiality of the disclosing Party's Confidential Information, or (z) otherwise comply with the terms of this Section 13.7 to the same extent as the receiving Party is obligated to do so.

13.7.3 Term of Obligations. The confidentiality obligations under this Section 13.7 shall continue for five (5) years following any expiration or termination of this Agreement; provided however that the obligations of confidentiality for Confidential Information identified in writing as a trade secret at the time of disclosure will survive indefinitely until such trade secret information no longer qualifies as a trade secret through no fault of, and through no action or omission of, the receiving Party or its Agents.

13.7.4 Response to Subpoena or Administrative Order. In the event the receiving Party receives a subpoena or other validly issued administrative or judicial process requesting Confidential Information of the disclosing Party, the receiving Party will, to the extent legally permissible, give disclosing Party prompt notice of such fact so that the disclosing Party may obtain a protective order or other appropriate remedy concerning any such disclosure and/or waive compliance with the non-disclosure provisions of this Agreement. The receiving Party shall reasonably cooperate with disclosing Party in connection with disclosing Party's efforts to obtain any such order or other remedy. If any such order or other remedy does not fully preclude disclosure or disclosing Party waives such compliance, receiving Party will make such disclosure only to the extent that such disclosure is legally required.

13.7.5 Return of Information. Upon the disclosing Party's written request, the receiving Party shall return all Confidential Information provided by the disclosing Party, or at the disclosing Party's request, destroy all or such parts of the disclosing Party's Confidential Information as the disclosing Party shall direct, including any copies thereof made by the receiving Party. Notwithstanding the foregoing: (i) the receiving Party may retain copies of the disclosing Party's Confidential Information as is reasonably necessary for regulatory purposes, and to verify the scope of its confidentiality obligations herein, subject to the ongoing obligation to maintain the confidentiality of such information; and (ii) the receiving Party is not required to return or destroy electronic files containing Confidential Information that are made in the ordinary course of its business information back-up procedures pursuant to its electronic record retention and destruction practices that apply to its own general electronic files and information.

13.7.6 Remedy. Each Party acknowledges that disclosure or distribution of the other Party's Confidential Information or use of the Confidential Information contrary to the terms of this Agreement may cause irreparable harm for which damages at law may not be an adequate remedy. Accordingly, the disclosing Party may seek to enforce the provisions of this Agreement prohibiting disclosure or distribution of its Confidential Information or use thereof contrary to the provisions hereof in a court of competent jurisdiction, in addition to any and all other remedies available at law or in equity.

4. All other terms and conditions of the Agreement shall remain in full force and effect.

5. The provisions of this Amendment are hereby made a part of the Agreement.

6. Any conflict between the provisions of this Amendment and the Agreement shall be resolved in favor of the provisions of this Amendment.

7. All capitalized terms used in this Amendment and not defined herein shall have the same meanings as given to them in the Agreement.

In order to demonstrate their agreement, the Parties have executed and delivered this Amendment as of the Amendment Effective Date.

Agreed and Accepted:

Societal CDMO, Inc., DBA Bend Bioscience

By: */s/ Gwen Green*

Name: Gwen Green

Title: Chief Commercial Officer

Agreed and Accepted:

Cingulate Therapeutics LLC

By: */s/ Laurie Myers*

Name: Laurie Myers

Title: Chief Operating Officer